UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    Form 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

  Date of Report (Date of earliest event reported) December 18, 2007
                       --------------------------

                      Dynasil Corporation of America
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       (Exact name of registrant as specified in its
charter)

          New Jersey                   000-27503      22- 1734088
     ---------------------------       ------------      ---------------
     (State or other                   (Commission     (IRS Employer
   jurisdiction of incorporation)    File Number)  Identification No.)


                 385 Cooper Road, West Berlin, New Jersey 08091
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              (Address of principal executive offices)   (ZIP Code)

    Registrant's telephone number, including area code: (856)-767-4600

                                Not Applicable
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          (Former name or former address, if changed sincelast report)

     Check the appropriate box below if the Form 8-K filingis intended to simultaneously satisfy the filingobligation of the registrant under any of the following provisions(see
     General Instructions A.2. below):

     [] Written communications pursuant to Rule 425 underthe
     Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 underthe
     Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 1 - Registrant's Business and Operations

Item 8.01 Other events

          On December 18, 2007, Dynasil Corporation of
America entered into a Letter of Intent to acquire a privately-owned advanced instrumentation company. Terms of the agreement were not disclosed. The company to be acquired has developed and manufactured instruments with high growth potential, which are sold into the medical, environmental sensing and quality assurance markets. It also has a significant research and development team performing a number of government contracts for the Department of Homeland Security and other major federal agencies. The Letter of Intent plans a Spring 2008 closing. Among other things, the transaction is contingent on negotiation and execution of definitive agreements, successful due diligence and obtaining necessary financing.
It also calls for employment of the current principals to assist with a smooth transition. On December 20, 2007, a press release was issued regarding this letter of intent.
The information set forth in that press release, which is filed as an exhibit to this Report, is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

(c)  Exhibits

99.1 Dynasil Corporation of America press release dated
December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASIL CORPORATION OF AMERICA (Registrant)

     Date: 12/21/07

By   /s/ Craig T. Dunham
     Craig T. Dunham
     President